                                                                  Exhibit 2.2(a)

                         F I R S T   A M E N D M E N T


                                       TO

Agreement and Plan of Reorganization Amended and Restated as of March 11, 1996 by and among The Fortress Group, Inc., Christopher Acquisition, Inc., Christopher Homes, Custom Home Division, Inc., Christopher Homes, J. Christopher Stuhmer, Inc., and J. Christopher Stuhmer (the "Agreement and Plan of Reorganization").

     The Agreement and Plan of Reorganization is hereby amended by amending Annex II and Annex III thereto to read as follows:


                                   "ANNEX II

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                   AMENDED AND RESTATED AS OF MARCH 11, 1996
                                  BY AND AMONG
                            THE FORTRESS GROUP, INC.
                         CHRISTOPHER ACQUISITION, INC.
                 CHRISTOPHER HOMES, CUSTOM HOME DIVISION, INC.
                                      AND
                         THE STOCKHOLDER NAMED THEREIN

                    CONSIDERATION TO BE PAID TO STOCKHOLDER


                                     Part I
                                     ------

                                    SUMMARY

     Aggregate consideration to be paid to STOCKHOLDER:

1,691,227 shares of Fortress Common Stock.

Cash:  $179,000


     Consideration to be paid to each STOCKHOLDER:
     --------------------------------------------


                          Shares of Fortress
Stockholder                 Common Stock       Cash
- -----------               ------------------   -----


J. Christopher Stuhmer        1,691,227        $179,000
                              ---------

     Totals:                  1,691,227        $179,000

                                    ANNEX II
                                  (continued)

                                    PART II
                                    -------


     Aggregate Consideration to be paid to each Founding Company:


                    Shares of Fortress     Shares of Fortress      Cash
Founding Company      Common Stock           Preferred Stock       (000)
- ------------------  ------------------  ------------------------  ------

Buffington                1,897,897                               $1,129

Christopher               1,691,227                                  179

Genesee                   1,729,495                20,000            695

Solaris                     915,256                                3,876
                          ---------          ---------------     -------
     TOTALS:              6,233,875                20,000         $5,879


                                   ANNEX III

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                           DATED AS OF MARCH 11, 1996
                                  BY AND AMONG
                            THE FORTRESS GROUP, INC.
                         CHRISTOPHER ACQUISITION, INC.
                 CHRISTOPHER HOMES, CUSTOM HOME DIVISION, INC.
                                      AND
                         THE STOCKHOLDER NAMED THEREIN

          STOCKHOLDERS AND STOCK OWNERSHIP OF THE FORTRESS GROUP, INC.
                               (Prior to Closing)


     Stockholders                               Number of Shares
     ------------                               ----------------
     Charles F. Smith & Family Trust                  678,748

     Patricia Donnelly                                651,585

     James J. Martell, Jr.                            624,423

     Brian J. McGregor                                128,787

     James McEneaney                                   50,812

     Michael P. Kahn & Pepi A. Kahn                    50,812
     Co-Trustees

     James M. Pirrello                                 40,650

     Brian Buchanan                                     4,683
                                                --------------------
                Total                               2,230,500"

     IN WITNESS WHEREOF, the parties have executed this First Amendment on this 15th day of May, 1996.


                              THE FORTRESS GROUP, INC.
ATTEST:


________________________  By ________________________________
James M. Pirrello               James J. Martell, Jr.
Assistant Secretary             President


                              CHRISTOPHER ACQUISITION, INC.
ATTEST:


__________________________  By ________________________________
James M. Pirrello               James J. Martell, Jr.
Assistant Secretary             President

                              CHRISTOPHER HOMES,
                              CUSTOM HOME DIVISION, INC.
ATTEST:


__________________________  By ________________________________
J. Christopher Stuhmer          J. Christopher Stuhmer
Secretary                       President

                              CHRISTOPHER HOMES,
                              A NEVADA CORPORATION
ATTEST:


__________________________  By ________________________________
J. Christopher Stuhmer         J. Christopher Stuhmer
Secretary                      President


                             J. CHRISTOPHER STUHMER, INC.

ATTEST:


__________________________  By ________________________________
J. Christopher Stuhmer         J. Christopher Stuhmer
Secretary                      President


                  STOCKHOLDER:


                  _________________________
                  J. Christopher Stuhmer